Exhibit 99.1

Celcuity Presents Results at the 2019 San Antonio Breast Cancer Symposium Evaluating a Sub-Group of PIK3CA WT Breast Cancer Patients Who Have Hyperactive Signaling Tumors Responsive to PI3K Inhibitors

Minneapolis, Minnesota – December 11, 2019 - Celcuity Inc. (Nasdaq: CELC), a dynamic cellular analysis company developing diagnostic tests to identify new patient populations for targeted therapies, announced that it presented results from a study of its newly developed CELx PI3K Signaling Function Test at the 2019 San Antonio Breast Cancer Symposium on December 11, 2019.

The CELx PI3K Test identifies HER2-negative breast cancer patients with hyperactive PI3K-involved signaling tumors that respond ex vivo to PI3K inhibitors. Currently, only breast cancer patients with PIK3CA-mutations are eligible to receive treatment with PI3K inhibitors. However, response rates of 20% or less to PIK3 drugs in recent Phase III clinical trials suggest the need to measure other biological factors, such as PIK3-involved signaling, when identifying patients eligible for PI3K inhibitors.

“The studies we presented demonstrate how the measurement of PI3K-involved signaling initiated by G-protein-couple receptors (GPCRs) may provide a more sensitive and specific method of identifying patients most likely to benefit from PI3K inhibitors than PIK3CA-status,” said Brian Sullivan, Chairman and Chief Executive Officer of Celcuity.

Abstract #2224, Poster # P1-09-07
Title: Sub-Group of PIK3CA WT breast cancer patients have hyperactive S1P and LPA signaling tumors responsive to PI3K inhibitors: functional signaling test identifies new patient group who may benefit from PI3K inhibitors
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Using primary patient breast tumor cells and well characterized breast cancer cell lines, this study set out to:
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Characterize the involvement of the PI3K node in hyperactive S1P and LPA-initiated signaling.
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Assess whether PI3K-involved hyperactive S1P and LPA signaling is limited to breast cancer cells with PI3KCA mutations.
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Found that two of three cell lines with PI3KCA-mutations lacked abnormal PI3K-alpha isoform involved signaling.
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Suggests a weak correlation between the status of PI3K-involved signaling and PI3KCA gene mutation status.
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Demonstrated that CELx PI3K Test results correlate with xenograft drug study results using two different cell lines with p110a-mutations.
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Abnormal pan-PI3K signaling corresponded with significant in vivo anti-tumor effect of a pan-PI3K inhibitor.
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Normal PI3K-alpha isoform signaling corresponded with no in vivo anti-tumor effect of a PI3K-alpha isoform inhibitor.
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Found that 4 of 17 (24%) patient tumor cell samples recorded total levels of signaling activity involving PI3K isoforms initiated by S1P activation above the test cut-off.
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Confirms that abnormal S1P or LPA activity involving PI3K can occur in PIK3CA WT patient primary cells.

About Celcuity
Celcuity is a dynamic cellular analysis company developing diagnostic tests to identify new patient populations for targeted therapies. Celcuity’s proprietary CELx diagnostic platform uses a patient’s living tumor cells to identify the specific abnormal cellular activity driving a patient’s cancer and the targeted therapy that can best treat that patient’s disease. Celcuity is headquartered in Minneapolis, Minnesota. Further information about Celcuity can be found at www.celcuity.com.

Forward-Looking Statements
This press release contains statements that constitute “forward-looking statements,” including the anticipated benefits to the clinical outcomes of cancer patients. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Celcuity, which include, but are not limited to, those set forth in the Risk Factors section of Celcuity’s Annual Report on Form 10-K for the year ended December 31, 2018. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Celcuity undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:
Celcuity Inc.
Brian Sullivan, bsullivan@celcuity.com
Vicky Hahne, vhahne@celcuity.com